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                                                                   EXHIBIT 10.25

January 30, 2001

John J. Todd


          Re:  Amendment to Agreement and General Release


Dear John:

This will confirm our conversation today regarding the termination of your employment with Gateway, Inc. and will amend the Agreement and General Release as follows:

"You will be entitled to receive financial planning assistance for calendar year 2001 (including tax preparation for calendar years 2000 and 2001) from The Ayco Co. L.P. with all costs paid for by Gateway, Inc. to the same extent they were paid as of your Separation Date."


Sincerely,


William M. Elliott
Senior Vice President, General Counsel and Secretary